CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Advisors Series Trust and to the use of our report dated February 28, 2020 on the financial statements and financial highlights of Kellner Merger Fund, a series of shares of Advisors Series Trust. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 30, 2020